UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2011

Aware, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21129

Massachusetts	04-2911026
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

(781) 276-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2011, Edmund C. Reiter, President and Chief Executive Officer and a director of Aware, Inc., informed the Board of Directors that he was resigning from Aware and the Board of Directors, effective April 1, 2011.  On April 1, 2011, the Board of Directors of Aware appointed Richard P. Moberg, Aware’s CFO and Kevin T. Russell, Aware’s General Counsel, as co-Chief Executive Officers and co-Presidents on an interim basis while Aware searches for a successor.

Mr. Moberg, age 56, has been Aware’s Chief Financial Officer since February 2008.  Mr. Moberg previously served as Aware’s Chief Financial Officer from June 1996 to October 2003.  Prior to rejoining Aware, Mr. Moberg served as Chief Financial Officer at Crossbeam Systems, Inc. from October 2003 to June 2006.  From June 2006 to November 2007, Mr. Moberg served as Managing Director at Fenway Consulting Group.  From January 2008 to February 2008, Mr. Moberg served as a consultant to Aware.  From December 1990 to June 1996, Mr. Moberg held a number of positions at Lotus Development Corporation, including Corporate Controller from June 1995 to June 1996, Assistant Corporate Controller from May 1993 to June 1995, and Director of Financial Services from December 1990 to May 1993.  Mr. Moberg received an M.B.A. from Bentley College and a B.B.A. in accounting from the University of Massachusetts at Amherst.

Mr. Russell, age 48, has been Aware’s General Counsel since September 2005.  Mr. Russell previously served as Aware’s Corporate Counsel from April 2000 to September 2005.  Prior to joining Aware, Mr. Russell served as Legal Counsel at IRIS Graphics, Inc. from November 1994 to April 2000.  Mr. Russell received a J.D. from Boston University School of Law and a B.B.A. from the University of Massachusetts at Amherst.

In connection with his resignation, Mr. Reiter and Aware entered into a Separation Agreement, dated April 1, 2011 (the "Separation Agreement"). In recognition of his over eighteen years of service and in exchange for signing a general release of claims in favor of Aware, the Separation Agreement provides Mr. Reiter with a severance payment of $192,500 and an unrestricted stock award of 105,000 shares of Aware common stock. All stock options granted to Mr. Reiter by Aware are forfeited. The Separation Agreement also provides that various restrictive covenants, including covenants relating to confidentiality and non-competition, continue to be in effect following the resignation.

Mr. Reiter and Aware also entered into a Consulting Agreement, dated April 1, 2011 (the “Consulting Agreement”) under which Mr. Reiter will provide consulting services to Aware relating to Aware’s businesses for a period of six months from April 2, 2011 to September 30, 2011 in exchange for monthly payments of $32,000.

The foregoing summaries of the Separation Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Separation Agreement, which is filed hereto as Exhibit 10.1, and the Consulting Agreement, which is filed hereto as Exhibit 10.2, and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

 No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this Report:

10.1	Separation Agreement dated April 1, 2011 between Aware, Inc. and Edmund C. Reiter.
10.2	Consulting Agreement dated April 1, 2011 between Aware, Inc. and Edmund C. Reiter.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.
By: /s/ Richard P. Moberg
Richard P. Moberg co-Chief Executive Officer and co-President

Date: April 1, 2011

Exhibit Index

Number	Description
10.1	Separation Agreement dated April 1, 2011 between Aware, Inc. and Edmund C. Reiter.
10.2	Consulting Agreement dated April 1, 2011 between Aware, Inc. and Edmund C. Reiter.